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                                                                      Exhibit 99



[CNA SURETY LETTERHEAD]

FOR IMMEDIATE RELEASE
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CONTACT:    John F. Corcoran, 312-822-1371
            Doreen Lubeck, 773-583-4331


                       CNA SURETY REMEMBERS ROY E. POSNER

CHICAGO, JANUARY 3, 2007 -- Roy E. Posner served as a director of CNA Surety Corporation (NYSE: SUR) since the company's inception in 1997. Mr. Posner also served on the investment and compensation committees of the board and served as chairman of the audit committee. Mr. Posner died suddenly on December 31, 2006.

"Roy was a dedicated and talented board member", said John F. Welch, CEO of CNA Surety. "We are proud to have been associated with Roy, and our company has benefited greatly from his guidance. We will miss him both professionally and personally."

CNA Surety Corporation is the largest publicly traded surety company in the country. Through its principal subsidiary, Western Surety Company, CNA Surety provides surety and fidelity bonds in all 50 states through a combined network of approximately 35,000 independent agencies. The Company's Securities and Exchange Commission filings are available at www.sec.gov or visit us at www.cnasurety.com for a direct link to the SEC website.